EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE ENDOWMENT TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 18, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON NOVEMBER 22, 2010

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL STANDARD TIME, ON NOVEMBER 22, 2010, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN TO:

The Endowment Fund

P.O. Box 182663

Columbus, Ohio 43218-2663

Fax: (866) 624-0077

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 18, 2010 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of December 31, 2010 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Name of Subscriber:

TEF Account Number:

Official Fund Name:	☐ The Endowment Registered Fund, L.P.	☐ The Endowment TEI Fund, L.P.
(Check appropriate box)	☐ The Endowment (Domestic) Fund, L.P.	☐ The Endowment (Exempt) Fund II, LP
	☐ The Endowment (Domestic QP) Fund, L.P.	☐ The Endowment (Exempt QP) Fund II, LP
	☐ The Endowment (International) Fund, Ltd.	☐ The Endowment Institutional Fund, L.P.

Type of Request:	☐ One-time Partial Redemption	☐ Recurring Partial Redemption
	☐ Full Redemption	(Subject to Tender Offers)

Redemption Amount:		Effective Date: December 31, 2010

Banking Information: NOTE: For IRA/Keogh accounts, please provide instructions for the funds to be returned to the custodian of record

Name of Bank:

Address:

ABA Number:		Reference:
(Please contact your bank to verify the ABA number needed for a wire transfer; Wire Transfer fee of $5.50 may apply.)

For Credit To:		Account Number:

For Further Credit To:		Account Number:

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:                 , 2010

NAME AND TITLE OF SIGNATORY:

SIGNATURE(s):

Fax to (866) 624-0077 or Mail to The Endowment Fund, P.O. Box 182663, Columbus, OH 43218-2663

For overnight mail, send to The Endowment Fund, Attn: Craig Hughes, 3435 Stelzer Road, Suite 1000, Columbus, OH 43219

Form must be received prior to the expiration date

Indicate Date of Transmission                      and Method of Transmission    ☐  Fax    ☐  Regular Mail    ☐  Overnight Mail

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN

THE ENDOWMENT TEI FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 18, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

ON NOVEMBER 22, 2010

COMPLETE THE LAST PAGE OF THIS LETTER OF TRANSMITTAL AND RETURN TO YOUR

MERRILL FINANCIAL ADVISER

THIS LETTER OF TRANSMITTAL MUST BE SUBMITTED BY YOUR

MERRILL FINANCIAL ADVISER TO THE “ENDOWMENT FUND TENDERS” MAILBOX OF

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.,

EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

CENTRAL STANDARD TIME, ON NOVEMBER 22, 2010,

UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment TEI Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated October 18, 2010 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of December 31, 2010 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO YOUR MERRILL FINANCIAL ADVISER

TENDER OFFER FORM

Name of Subscriber:

Account Number:

Official Fund Name:	☐ The Endowment Registered Fund, L.P.	☐ The Endowment TEI Fund, L.P.
(Check appropriate box)	☐ The Endowment (Domestic QP) Fund, L.P.	☐ The Endowment (Exempt QP) Fund II, LP
☐ The Endowment (International) Fund, Ltd.

Type of Request:	☐ One-time Partial Redemption*	☐ Full Redemption

Redemption Amount:	Units to be Redeemed*	Effective Date: December 31, 2010

Total Units Held

% of Account to be Redeemed
(Calculated as the units to be redeemed divided by the total units held)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:                 , 2010

NAME AND TITLE OF SIGNATORY:

SIGNATURE(s):

PLEASE RETURN BY FAX TO YOUR MERRILL LYNCH FINANCIAL ADVISER / BRANCH OFFICE

THE TENDER OFFER FORM MUST BE SUBMITTED BY THE MERRILL LYNCH BRANCH OFFICE

TO THE “ENDOWMENT FUND TENDERS” MAILBOX

PRIOR TO THE EXPIRATION DATE

* If the requested partial redemption would put the account balance below the required minimum balance, the Fund will reduce the number of whole units to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐ Change request to Full Redemption if units requested to be redeemed would need to be reduced to maintain minimum account balance.